Exhibit 99.1

NOVAGOLD Engages Shareholders in Outreach Campaign Emphasizing Good Governance Practices and Highlights Opportunities for Participation in Advance of its Annual Meeting of Shareholders on May 14, 2020

Proxy outreach campaign underway with the goal of contacting all Shareholders of at least 85% of the shares outstanding to solicit feedback

In light of global events and integral to the ongoing dialogue with its dedicated Shareholder base, the meeting will feature NOVAGOLD’s 2019 Annual Report which presents NOVAGOLD’s 50%-owned Donlin Gold project’s rare attributes and provides a detailed overview of the state of the gold industry and why NOVAGOLD represents a uniquely attractive way to invest in gold

NOVAGOLD encourages shareholders to vote on matters before the Annual Meeting of Shareholders (the “Meeting”) by proxy, join via webcast and conference call, and submit questions in advance either via the webcast or by email

April 20, 2020 - Vancouver, British Columbia – Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) provides further details on shareholder engagement in advance of the Meeting and highlights of Chairman Dr. Thomas Kaplan’s views on the gold market and those features that make Donlin Gold unique, themes which will be presented at the upcoming Meeting on May 14, 2020.

In advance of the Meeting, the Company is currently undertaking its proxy outreach campaign with the goal of contacting all shareholders that comprise at least 85% of the shares outstanding to solicit feedback and continually improve relationships and corporate governance practices. This engagement program has been a consistent feature of NOVAGOLD’s outreach for the past eight years.

Due to ongoing concerns related to the spread of COVID-19, and in order to mitigate potential risks to the health and safety of its shareholders, employees, and other stakeholders, the Company strongly encourages shareholders to vote on the matters before the Meeting by proxy, and to view the Meeting presentation online by way of a conference call and webcast, rather than attend in person. The Company recently announced that the Meeting time and location have been changed to the Company’s offices at 400 Burrard Street, Suite 1860, Vancouver, British Columbia, V6C 3A6, on May 14, 2020 at 1:30 p.m. PT, as the original Meeting location is no longer available.

NOVAGOLD encourages all shareholders to participate in the Meeting remotely. To encourage engagement with all shareholders, questions may be submitted to management ahead of the Meeting via email at info@novagold.com. There will also be an opportunity to ask questions during the Meeting by conference call following the conclusion of the official business portion of the Meeting and webcast presentation.

Integral to the ongoing dialogue that the Company has with its dedicated shareholder base is the detailed communication provided in the Annual Reports and Letters to Shareholders from Chairman Dr. Thomas Kaplan and President and CEO Gregory Lang. Over the past two years, Dr. Kaplan has detailed his views on the gold market, including supply and demand factors. Refer to the Company’s 2019 Annual Report for Dr. Kaplan’s current thoughts on topics as varied as the trajectory of gold prices, central banks as the ultimate insider buyers, and why he believes Donlin Gold is unique in a world of declining gold production and increasing demand for gold, the world’s strongest currency.

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NOVAGOLD 2019 ANNUAL REPORT

NOVAGOLD 2019 Annual Report can be downloaded https://www.novagold.com/_resources/NG_2019-AR.pdf.

The 2019 Annual Report theme, Redefining A Tier-One Asset, reflects the accomplishments of the past year – from securing major State permits and advancing project engineering and optimization to maintaining broad and all-encompassing community engagement. These strides reflect our collective commitment to a consistent vision that has arisen from a long-lasting collaboration among NOVAGOLD, Barrick Gold (owner of the other 50% of Donlin Gold), and our Native Corporation partners, Calista Corporation (Calista) and The Kuskokwim Corporation (TKC), the owners of the project’s subsurface and surface rights.

The 2019 Annual Report, written before the recent surge in gold and the global downturn, features two Letters to Shareholders and a comprehensive Q&A. The first letter is from NOVAGOLD’s President & CEO, Greg Lang (CEO Letter 2019), summarizing the Company’s track record of achievement in permitting in 2019 and years prior, its dedication to strong relationship with our Native Corporation partners in ongoing stakeholder engagement, and advancing our vision for 2020 as NOVAGOLD continues to move the Donlin Gold project up the value chain despite the challenges posed by COVID-19. The second letter, titled The Wind of Change, is from NOVAGOLD’s Chairman Dr. Thomas Kaplan. In it, Dr. Kaplan shares his thoughts on the challenged state of the gold industry as a fundamental reason to be long gold, the application of what has been dubbed “The Kaplan Doctrine” with regards to jurisdictional risk in selecting resource investments, the combination of attributes that make Donlin Gold uniquely attractive in today’s world, and NOVAGOLD’s strong relationship with its partner Barrick Gold. This piece constitutes a follow-on to his Chairman’s Letter of last year – a reflection based on his extensive personal experience investing in the mining space, as well as a deep dive on gold, entitled Papa Doesn't Play Poker.

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NOVAGOLD 2018 Annual Report can be downloaded https://www.novagold.com/_resources/NG_2018-AR.pdf.

As the Company is frequently asked questions about multiple micro and macro topics, and to encourage shareholder engagement at the Meeting with the NOVAGOLD narrative that we believe has resonated with our investor base, what follows are some excerpts from Dr. Kaplan’s 2018 and 2019 Chairman’s Letters:

THE STATE OF THE GOLD INDUSTRY

Early Days Yet: Gold’s Upward Trajectory

“The bull market in gold that began in 2000 has been characterized by long waves up – and long waves down. In rough numbers, Wave 1 took gold from $250 to $1,900 over a 12-year period. That particular stretch was marked by fears of both inflation and deflation, periods of dollar strength and weakness, political stability and instability, and, of course, strong and weak commodities. Yet regardless of any of these factors, gold ended every single year higher than it had begun said year. For 12 years. That’s an impressive bull market. What followed in Wave 2 also constituted a long wave, as gold corrected from its peak to nearly $1,000 and has been consolidating since. This too is impressive.

…I reckon that the next up leg of the bull market in gold will ultimately shrug off conflicting headwinds more or less in the same way as the first one did for a dozen years. Furthermore, over the ensuing decades, the gold chart could well look suspiciously similar to the one the Dow Jones Industrial Average has experienced since its breakout past the 1,000 mark in the early 1980s.”

“Gold is not by any stretch a crowded trade…” but “Smart Money/Validator” Sentiment is Changing Swiftly and Hence “…Gold has the potential to constitute a generational trade.”

“…If one looks at the raft of smart-money names willing to attach themselves publicly to gold now, it does represent a very windy change in sentiment. But it is really only a flurry reserved for a still very alert segment of the financial world.

…So while self-proclaimed contrarians may see in this gust of interest a flashing red light, this surely would be a mistake on their part. First of all, if these contrarians don’t own any gold, it is quite possible that they themselves are less contrarian than conventional. For the endorsement of precious metals by multiple experienced – dare one say, truly and experientially “contrarian” – investors and analysts is not remotely an indication of a crowded trade. The really, really big institutional money has not yet appeared and, despite several green shoots of validation from those with superior track records, gold remains one of the most under-owned trades in the financial world….What will change that? Rising prices for gold.”

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“An Intellectual Buffet”: There are Multiple Justifications Being Cited by Sophisticated Investors to Own Gold

“…While there is a theme, the variations on that theme are so diverse as to be staggering in their implications. To put it simply:

when gold starts to really move higher, there will be so many bold-faced names invoking so many different reasons for the move, that even a previous agnostic on gold will find amongst this intellectual buffet any number of justifications for a speedy conversion. Those who eschew gold as money will be persuaded by the fact that production of a commodity has peaked. Those who don’t undertake a deep dive on the industry will find gold’s excellent performance as a portfolio diversifier most compelling as a reason to pull the trigger. Some will fear inflation, or deflation, or negative yields and renewed QE-something. I could go on and on – and on. The point is that when investors feel they want an allocation to the metal, it will likely be at significantly higher prices.”

Seeing Central Banks as Insider Buyers

“Superimposed onto this smart-money thesis is what I like to think of as the most enduring and unabashed of all insider trading: the gold-buying activity of central banks. Some people mistakenly believe that central banks epitomize dumb money. That simply couldn’t be more wrong. They are the ultimate insiders. The fact that central banks, which used to be sellers of gold, are now net buyers of gold – and at a pace that we have not seen in decades – should be interpreted as a flashing green light to investors.”

Black Swans and White Swans

“I can think of countless solid reasons to buy gold from a macro standpoint. And though I try to avoid the fear factors that argue for an allocation to gold – I could cite dozens of black swan events that would be negative for the world but positive for gold – I also don’t dwell on those. …For myself, I find the parlous state of the gold industry itself to provide a sufficient analytical foundation for extreme bullishness. Supply inhibitors are not fussy, and with just a touch of the demand I see materializing, the conclusion is clear: a multiplication of gold prices, and a highly leveraged revaluation for the few gold-related assets that won’t be nationalized or otherwise confiscated.”

JURISDICTION: LOCATION, LOCATION, LOCATION

Determining Jurisdictional Risk is Akin to Deciding in Which Currency One Wishes to be Denominated: it is Now the Existential Decision for Investors

“Jurisdictional risk has gone from being regarded as an occasional nuisance to an existential threat. Were I to name the jurisdictions that have been struck off my investible list, it would hurt to hear it. Projects that were slated to go on line won’t – and some that did have been subjected to mine closure due to social disruption or political fiat. Where allowed to continue, some companies have been extorted (at times with the threat of violence) out of most, if not all, of the financial rewards due to them for their risk-taking and value enhancement – what I call “stealth nationalization.” In an increasing number of places, the brazenness of the confiscatory policies is such that “stealth” would constitute a charming euphemism. Because it is politically impossible for neighboring countries to hold an investor-friendly line, there will assuredly be more such offences in the future. This wave, after all, is occurring during relatively good times. As I have come to know most of our investors and consider them kindred spirits, I feel compelled to share yet another dire observation – posed as a question: What are the odds that the governments of gold-producing countries – which are often dependent on the price of multiple raw materials – will let the precious metals miners keep the windfall that may come if we have another severe economic crisis and gold powers higher while most commodities collapse? It’s not so difficult to imagine. That dichotomy actually happened during the last financial crisis. Gold – a currency – held its own or went up while much more economically sensitive commodities fell.”

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In a Game of Musical chairs, Donlin is a Rare Winner

“Donlin is in what I believe to be the safest address in the world. Before going into energy in East Texas, I had made my bones in Bolivia, Zimbabwe, South Africa, and the Congo. At the time of Electrum’s investment in NOVAGOLD, I happened to be one of the largest holders of mineral rights in the Islamic world, from West Africa to Pakistan. In due course, by the time I met Greg, resource nationalism had led me to conclude that the era characterized by the mantra “go where the gold is” was coming to a close. Sure, it took longer to permit a mine in the United States, but at least you could keep your property when the marathon ended. You needn’t fear waking up to find out that what you thought you had in your possession the night before was no longer what you owned in the morning – never mind additional factors such as political instability, insurgencies, and terrorism. Finding myself repeating the old Woody Allen line “I’m not afraid of death; I just don’t want to be there when it happens,” I realized that the credo that had guided me through the years – namely, “acquire category-killer assets that give the greatest leverage to the investment thesis” – needed the following corollary: “...in jurisdictions that will allow one to keep the fruits of that leverage.”

THE NOVAGOLD ADVANTAGE

Management’s ‘Street Cred’: a Pristine Track Record of Keeping Faith with Investors

“The management team that we have assembled is simply outstanding. Greg’s executive suite is among the finest in the business – a reality that is reflected in their performance. NOVAGOLD represents a very rare case of a mining company continuing every day, month, and year to honor its pledge to do the right thing for its shareholders. Having witnessed the price that the industry has paid for its follies, I believe there is a very special place – and premium share price – reserved for gold miners who deliver on their promises.

From a micro standpoint, NOVAGOLD’s accomplishments alone since we last traded in the teens are enormously impressive. Every promise we have made has been kept, every de-risking of our asset base and strategy has been successfully implemented, and all the moves we have taken to date render our company precisely what we wanted to have in time for the bull market’s resumption: namely, a focused play on the greatest development story in the gold world. In so becoming, we have sharpened our case to be among the very few go-to stocks come the imminent Great Revaluation of those scarce, high-quality gold assets located in safe places. For that, we certainly are. Being a pure gold play – especially following the reaffirmation by Barrick of our tier-one U.S. asset status, a gold standard of sorts in the gold industry – could not come at a better time for a project that has secured its federal permits. For Donlin is a project that seems tailor-made to fill a vacuum of category-killer assets in the gold industry’s pipeline. The deficiencies of the space at large – be it the collapse in grades, the exhaustion of old mines (along with the abject paucity of new discoveries of size), or the advent of jurisdictional risk as an existential risk to mining companies – and many other factors combine to make Donlin something of the Holy Grail.”

Why Donlin Gold is So Special

“We consider Donlin Gold to be the very definition of unique. That’s a bold claim – but the contention is fairly straightforward. As investors, we have yet to find a development-stage gold asset that compares favorably to Donlin in its combination of size, grade, exploration potential, production profile, all-in cash costs, mine life, and jurisdictional safety. In other words, what we believe to be the greatest undeveloped gold deposit in the world is located in the second-largest gold-producing state – in the safest jurisdiction in the world. It doesn’t get better than that when it comes to adding octane to a portfolio.”

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NOVAGOLD as Outperformer

“Finally, I should add that the outperformance of the gold equities against gold this year – and, in turn, NOVAGOLD’s outperformance in particular relative to its peer group – is reaffirming our point of view that the company’s shares truly represent the finest way to play the coming bull market.

Just by being in the right place with the right asset at the right time, NOVAGOLD defines what I consider to be the hallmark of a great natural resource investment. My strategy has always been to take a stake in category- killer assets and watch the results. It worked for me in silver, platinum group metals, and hydrocarbons. Some years back, I amended the mantra from “great assets that give you enormous leverage to an underlying theme” to “great assets that give you enormous leverage to an underlying theme and that are located in safe jurisdictions that will allow you to keep the fruits of that leverage.” NOVAGOLD embodies that latter iteration in a perfectly neat and intellectually accessible package.

Given all of Donlin Gold’s merits, I believe we should outperform, and it is our job to work toward that outperformance. In an era marked by scarcity value in the gold development space, I believe that Donlin is sui generis. Show me another project that combines, in one single package, the following attributes: size, exploration potential, grade, production profile, low all-in operating costs, a mine life measured in decades, and excellent local partners? Wrap this all up with the bow of jurisdictional safety and you have not just the best in breed, but something I believe is truly unique. If I am right and the ideal gold stock is one with a world-class asset located in the safest jurisdiction in the world, it’s game, set, and match for Donlin.”

Should you wish to receive a hard copy of our most recent Annual Report, please send a request to info@novagold.com or call Investor Relations at 1 (866) 669 6227.

WEBCAST AND CONFERENCE CALL INFORMATION

The conference call and webcast will be available on NOVAGOLD’s website at Events.

The webcast and conference call-in details are provided below. Following the official Meeting, the Company will provide an overview of NOVAGOLD’s 2019 achievements and the outlook for 2020. Callers should dial-in 10 minutes prior to the scheduled start time and simply ask to join NOVAGOLD’s call.

Webcast:	http://services.choruscall.ca/links/novagold20200514.html
North American callers:	1-800-319-4610
International callers:	1-604-638-5340

The webcast will be archived on NOVAGOLD’s website for one year and the conference call replay will be available for 14 days following the Meeting. To access the conference call replay please dial 1-800-319-6413 (North America), or 1-604-638-9010 (International), followed by Access Code: 3781. For a transcript of the call please see the Company’s website or email info@novagold.com.

NOVAGOLD’s 2020 Management Information Circular and Annual Report to Accompany the Management Information Circular are available on the Company’s website, www.novagold.com/investors/mic/, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov

ABOUT NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of its 50%-owned Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the measured and indicated mineral resource categories, inclusive of proven and probable mineral reserves (541 million tonnes at an average grade of approximately 2.24 grams per tonne in the measured and indicated resource categories on a 100% basis),1 Donlin Gold is regarded to be one of the largest, highest-grade, and most prospective known open pit gold deposits in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers 1.9 miles (3 km) of an approximately five-mile (8 km) long gold-bearing trend. Current activities at Donlin Gold are focused on state permitting, optimization work, community outreach and workforce development in preparation for the construction and operation of this project. With a strong balance sheet, NOVAGOLD is well-positioned to fund its share of permitting and optimization advancement efforts at the Donlin Gold project.

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1 Donlin Gold data as per the Second Updated Feasibility Study (as defined herein). Donlin Gold measured resources of approximately 8 Mt grading 2.52 g/t and indicated resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis. Mineral resources have been estimated in accordance with NI 43-101.

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Scientific and Technical Information

Some scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has approved and verified the scientific and technical information related to the Donlin Gold project contained in this press release.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Jason Mercier
Manager, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the potential development and construction of Donlin Gold; perceived merit of properties; the advancement of optimization studies at Donlin Gold; potential opportunities to enhance or maximize the value of Donlin Gold; the timing and likelihood of permits; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; and benefits of the Donlin Gold project and market prices for precious metals. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent NOVAGOLD’s management expectations, estimates and projections regarding future events or circumstances on the date the statements are made.

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Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of permits; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; the outbreak of the coronavirus global pandemic (COVID-19); uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation between NOVAGOLD and Barrick Gold Corp. for the continued exploration, development and eventual construction of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, natural disasters, climate change, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether a positive construction decision will be made regarding Donlin Gold; and other risks and uncertainties disclosed in reports and documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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